EXHIBIT 99.1

ENDRA Life Sciences Reports Second Quarter 2024 Financial Results and Provides a Business Update

Conference call begins at 4:30 p.m. Eastern time today

ANN ARBOR, Mich. (August 22, 2024) – ENDRA Life Sciences Inc. (NASDAQ: NDRA), a pioneer of Thermo Acoustic Enhanced UltraSound (TAEUS®), reports financial results for the three and six months ended June 30, 2024, as filed in a Form 10-Q on August 14, 2024, and provides the following business update:

New executive team

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Subsequent to quarter-end, ENDRA announced leadership changes. Board member Alexander Tokman was appointed as acting CEO, bringing 24+ years of global commercial leadership experience. Additionally, two industry veterans joined in key roles including regulatory and clinical affairs, and finance. Richard Jacroux, new Chief Financial Officer, has over 20 years of experience in financial management and accounting and has held the role of CFO at several technology companies. Ziad Rouag, Head of Regulatory and Clinical Affairs, brings to ENDRA more than two decades of experience in the medical device industry as a leader of clinical operations and regulatory affairs for emerging startups and high-growth businesses.

Focus on clinical and regulatory activities

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Advanced the U.S. regulatory process. ENDRA met with the U.S. Food and Drug Administration (FDA) at their headquarters in Maryland to demonstrate the TAEUS technology and review the clinical and statistical plans. The meeting minutes confirmed alignment on the topics discussed and the steps required for a successful regulatory outcome. To drive the process forward, ENDRA has hired Mr. Rouag, an experienced regulatory and clinical leader.

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Started new pilot clinical trials. New pilot trials were initiated at two clinical sites in North America and one is expected to commence in Europe to generate data that support TAEUS' value to clinical users. ENDRA will use the data from these sites to demonstrate the TAEUS system’s performance to the FDA before initiating the De Novo pivotal study.

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Expanded the intellectual property portfolio, now with 81 issued patents globally. During the second quarter of 2024, ENDRA was issued five additional patents, including three in Europe and two in China. ENDRA’s broad intellectual property portfolio provides protection for the TAEUS system with its novel thermoacoustic technology and the opportunity to explore licensing opportunities for indications beyond its core focus.

Raised capital and significantly reduced operating expenses

•	Raised $8.0 million in a public offering. The company raised approximately $8.0 million in gross proceeds from the sale of common stock and warrants in a public offering.

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Significantly reduced operating expenses. As part of focusing resources on clinical and regulatory activities, ENDRA restructured operations, reducing annualized expenses by $3.1 million compared with the prior-year second quarter.

“In the near-term, the company is prioritizing securing the clinical data to support a new De Novo regulatory filing with the FDA above all other goals,” said Alexander Tokman, acting Chief Executive Officer.  “In parallel, we are revisiting our go-to-market strategy for TAEUS to ensure we are prioritizing the most promising vertical markets while formalizing our longer-term business strategy and crystalizing our vision for ENDRA.  All of this is being done with careful attention to operating expenses, which we recently reduced by 26% on an annualized basis without impacting any of our primary deliverables.”

Second Quarter 2024 Financial Results

Operating expenses in the second quarter of 2024 were $2.2 million, compared with $3.0 million in the second quarter in 2023. The decrease was mainly due to lower research and development expenses as we shift resources and spending from development to clinical activities and product optimization.

Cash and cash equivalents were $6.4 million as of June 30, 2024. In June 2024, the Company raised approximately $7.3 million in net proceeds through a public offering.

Conference Call and Webcast

Management will host a conference call and webcast beginning at 4:30 p.m. Eastern time today, to discuss these results, provide an update on recent corporate developments and answer questions.

Participants are encouraged to pre-register for the conference call using this link. Callers who pre-register will receive a unique PIN to gain immediate access to the call and bypass the live operator. Participants may register at any time, including up to and after the start of the call. Those unable to pre-register may participate by dialing (844) 868-8846 (U.S.) or (412) 317-5465 (International).  A webcast of the call can also be accessed at ENDRA’s Investor Relations page and here.

A telephone replay will be available until August 29, 2024 by dialing (877) 344-7529 (U.S.) or (412) 317-0088 (International) and providing the passcode 5567407. A webcast replay will be available beginning approximately one hour after the completion of the live conference call here.

About ENDRA Life Sciences Inc.

ENDRA Life Sciences is the pioneer of Thermo Acoustic Enhanced UltraSound (TAEUS®), a ground-breaking technology that characterizes tissue similar to an MRI, but at 1/40th the cost and at the point of patient care. TAEUS® is initially focused on the non-invasive assessment of fatty tissue in the liver. Steatotic liver disease (SLD, formerly known as NAFLD-NASH) is a chronic liver disease spectrum that affects over two billion people globally, and for which there are no practical diagnostic tools. Beyond the liver, ENDRA is exploring several other clinical applications of TAEUS®, including non-invasive visualization of tissue temperature during energy-based surgical procedures. For more information, please visit www.endrainc.com.

Forward-Looking Statements

All statements in this press release that are not based on historical fact are "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Forward-looking statements, which are based on certain assumptions and describe our future plans, strategies and expectations, can generally be identified by the use of terms such as “approximate,” "anticipate," “attempt,” "believe," "could," "estimate," "expect," “forecast,” “future,” "goal," “hope,” "intend," "may," "plan," “possible,” “potential,” “project,” "seek," "should," "will," “would,” or other comparable terms (including the negative of any of the foregoing), although some forward-looking statements are expressed differently. Examples of forward-looking statements for ENDRA include, among others: expectations with respect to FDA requirements regarding its clinical trials and de novo submission for its TAEUS liver device; estimates of the timing of future events and anticipated results of its development efforts, including the timing of submission for and receipt of required regulatory approvals and product launches and sales; statements relating to future financial position and projected costs and revenue; expectations concerning ENDRA's business strategy; and statements regarding ENDRA’s ability to find and maintain development partners. Forward-looking statements involve inherent risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements as a result of various factors including, among others: the ability to raise additional capital in order to continue as a going concern; the ability to obtain FDA and other regulatory approvals necessary to sell ENDRA medical devices in certain markets in a timely manner, or at all; the ability to develop a commercially feasible technology and its dependence on third parties to design and manufacture its products; ENDRA’s ability to regain compliance with Nasdaq listing standards and remain listed on a securities exchange; ENDRA’s dependence on its senior management team; market acceptance of ENDRA’s technology and the amount and nature of competition in its industry; ENDRA’s ability to protect its intellectual property; and the other risks and uncertainties described in the Risk Factors and Management’s Discussion and Analysis of Financial Condition and Results of Operations sections of the company’s most recent Annual Report on Form 10-K and in subsequent Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission. You should not rely upon forward-looking statements as predictions of future events. The forward-looking statements made in this press release speak only as of the date of issuance, and ENDRA assumes no obligation to update any such forward-looking statements to reflect actual results or changes in expectations, except as otherwise required by law.

Company Contact:

Richard Jacroux

Chief Financial Officer

investors@endrainc.com

www.endrainc.com

Investor Relations Contact:

Yvonne Briggs

LHA Investor Relations

(310) 691-7100

ybriggs@lhai.com

[Financial Tables Follow]

ENDRA Life Sciences Inc.

Condensed Consolidated Balance Sheets

	June 30,	December 31,
Assets	2024	2023
Current Assets	(Unaudited)
Cash	$6,400,732	$2,833,907
Prepaid expenses	312,742	198,905
Total Current Assets	6,713,474	3,032,812
Non-Current Assets
Inventory	2,711,923	2,622,865
Fixed assets, net	91,777	111,782
Right of use assets	272,284	354,091
Prepaid expenses, long term	647,085	626,610
Other assets	5,986	5,986
Total Assets	$10,442,529	$6,754,146

Liabilities and Stockholders’ Equity
Current Liabilities
Accounts payable and accrued liabilities	$1,167,434	$700,754
Lease liabilities, current portion	182,733	173,857
Loans	-	28,484
Total Current Liabilities	1,350,167	903,095

Long Term Debt
Lease liabilities	98,421	192,062
Total Long Term Debt	98,421	192,062

Total Liabilities	1,448,588	1,095,157

Stockholders’ Equity
Series A Convertible Preferred Stock, $0.0001 par value; 10,000 shares authorized; 17.488 and 141.397 shares issued and outstanding, respectively	-	1
Series B Convertible Preferred Stock, $0.0001 par value; 1,000 shares authorized; no shares issued and outstanding	-	-
Series C Convertible Preferred Stock, $0.0001 par value; 100,000 shares authorized; no shares issued and outstanding	-	-
Common stock, $0.0001 par value; 1,000,000,000 shares authorized; 72,439,526 and 10,390,150 shares issued and outstanding, respectively	7,244	1,039
Additional paid in capital	105,921,675	97,582,868
Stock payable	27	5,233
Accumulated deficit	(96,935,005)	(91,930,152)
Total Stockholders’ Equity	8,993,941	5,658,989
Total Liabilities and Stockholders’ Equity	$10,442,529	$6,754,146

ENDRA Life Sciences Inc.

Condensed Consolidated Statements of Operations

(Unaudited)

	Three Months Ended	Three Months Ended	Six Months Ended	Six Months Ended
	June 30,	June 30,	June 30,	June 30,
	2024	2023	2024	2023
Operating Expenses
Research and development	$716,366	$1,400,182	$1,757,892	$2,791,496
Sales and marketing	162,952	247,773	401,612	429,389
General and administrative	1,351,535	1,346,610	2,851,890	2,713,008
Total operating expenses	2,230,853	2,994,565	5,011,394	5,933,893

Operating loss	(2,230,853)	(2,994,565)	(5,011,394)	(5,933,893)

Other Income
Other income	1,700	437,433	6,541	434,015
Total other income	1,700	437,433	6,541	434,015

Loss from operations before income taxes	(2,229,153)	(2,557,132)	(5,004,853)	(5,499,878)

Provision for income taxes	-	-	-	-

Net Loss	$(2,229,153)	$(2,557,132)	$(5,004,853)	$(5,499,878)

Net loss per share – basic and diluted	$(0.08)	$(0.43)	$(0.26)	$(1.20)

Weighted average common shares – basic and diluted	27,283,009	5,996,186	18,998,902	4,582,645